  As filed with the Securities and Exchange Commission on September 12, 1997
                                              Registration No. 333-
                                                               -----------------
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                MAIL-WELL, INC.
            (Exact Name of Registrant as Specified in its Charter)

         Colorado                  23 Inverness Way,            84-1250533
(State or Other Jurisdiction of   Suite 160 Englewood,       (I.R.S. Employer
Incorporation or Organization)   CO 80112 (303) 790-8023  Identification Number)

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Roger Wertheimer, Esq.
                          23 Inverness Way, Suite 160
                              Englewood, CO 80112
                                (303) 790-8023

          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                          Herbert H. Davies III, Esq.
                    Rothgerber, Appel, Powers & Johnson LLP
                      1200 Seventeenth Street, Suite 3000
                            Denver, Colorado 80202
                                (303) 623-9000

     Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               CALCULATION OF REGISTRATION FEE
================================================================================================
                                                Proposed
                                Amount           Maximum        Proposed Maximum     Amount of
 Title of Shares                 to be       Offering Price         Aggregate       Registration
 to be Registered             Registered        Per Share        Offering Price         Fee
------------------------------------------------------------------------------------------------
Common Stock ............    36,531 Shares      $28.84(1)         $1,053,554(1)       $320.00
================================================================================================

(1) Based upon the average of the high and low prices of the Common Stock as quoted on the New York Stock Exchange on September 10, 1997, pursuant to Rule 457(c).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                  PROSPECTUS
                                  ----------

                                 36,531 Shares

                                Mail-Well, Inc.

                                 Common Stock

     This Prospectus relates to the offering, which is not being underwritten, of up to 36,531 shares of common stock, par value $0.01 per share (the "Shares") of Mail-Well, Inc. ("Mail-Well" or the "Company") which may be offered from time to time by Edward R. Whitehead, a shareholder of the Company, or by authorized transferees (the "Selling Shareholder"). The Company will receive no part of the proceeds of such sales. All of the Shares were originally issued by the Company in connection with the purchase of 100% of the outstanding stock of The Allied Printers, pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), provided by Section 4(2) of the Act and Regulation D thereunder. The Shares are being registered by the Company pursuant to the Stock Purchase Agreement dated July 11, 1997 between the Company and Edward R. Whitehead.

     The Company's Common Stock is listed on the New York Stock Exchange under the symbol "MWL". The Shares may be offered by the Selling Shareholder from time to time in one or more transactions on the New York Stock Exchange at prices prevailing therein, in negotiated transactions at such prices as may be agreed upon, or in a combination of such methods of sale. See "Plan of Distribution." The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Company will pay all expenses incident to the offering and sale of the Shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. See "Selling Shareholder" and "Plan of Distribution."

                              -------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



The date of this Prospectus is September 12, 1997

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Such reports and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Company has filed with the Commission a registration statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Such additional information is available for inspection and copying at the offices of the Commission. Statements contained in this Prospectus, in any Prospectus Supplement or in any document incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to, or incorporated by reference in, the Registration Statement, each such statement being qualified in all respects by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, all of which were previously filed by the Company (File No. 0-26692) with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus:

     (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1996;

     (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

     (3) the description of the Common Stock contained in the Company's registration statement on Form 8-B (File No. 1-12551) filed with the Commission on May 23, 1997; and

     (4) the Company's Current Report on Form 8-K, dated May 20, 1997.

     All reports and documents filed by the Company subsequent to the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Common Stock covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of those documents.

     Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or replaced by a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this Prospectus. Any such statement so modified or superseded shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person to the Company, a copy of any or all of the documents referred to above that have been or may be incorporated into this Prospectus by reference, including exhibits to such documents (unless such exhibits are specifically incorporated by reference to such documents). Requests for such copies should be directed to Investor Relations, Mail-Well, Inc., 23 Inverness Way East, Englewood, Colorado 80112, telephone number (303) 790-8023.


                                  THE COMPANY

     Mail-Well, Inc. (the "Company") is the largest printer and manufacturer of envelopes in the United States and Canada, competing primarily in the higher-margin consumer direct market segment of the envelope industry in which envelopes are designed and manufactured to customer specifications. In addition, the Company is the leading high-impact color printer in the United States. As of August 31, 1997, the Company and its subsidiaries operated 52 envelope plants and printing facilities throughout the United States and Canada serving over 40,000 customers.

     The envelope and high-impact color printing industries are highly fragmented. There are approximately 215 independent envelope companies in the United States and Canada, generating in excess of $3.0 billion in annual revenues. The Company estimates that there are approximately 500 high-impact color printing companies in the United States, generating approximately $3.5 billion in annual revenues. The Company's objective is to grow both internally and externally. Externally, the Company plans to continue to grow by pursuing acquisition opportunities to capitalize on the consolidation occurring within these industries. From December 1, 1994 through July 31, 1997, the Company completed nine acquisitions in the envelope and commercial printing industries.

     Since its formation in 1994, the Company has achieved significant growth in both revenues and net income through a business strategy that focuses on acquisitions, internal growth and operating leverage. As a result of this strategy, revenue and net income increased from $262.3 million and $1.4 million, respectively, for the Company and its predecessors in 1994, to $778.5 million and $16.9 million, respectively, for the Company in 1996. For the six months ended June 30, 1997, the Company generated revenue and net income of $419.5 million and $12.6 million, respectively, as compared to $378.8 million and $6.4 million, respectively, during the same period in 1996.

     The Company's envelope products include standard size envelopes as well as envelopes with features customized for mass mailing markets. The Company also produces medical folders, overnight mailers, photofinishing envelopes, airline and car rental jackets, tags and interoffice envelopes. The Company's commercial printing operation specializes in producing advertising literature, high-end catalogs and brochures, calendars and annual reports and is recognized as an innovative provider of quality printed products to leading companies throughout the United States.

     The Company's principal executive offices are located at 23 Inverness Way East, Englewood, Colorado 80112; its telephone number is (303) 790-8023.


                              RECENT DEVELOPMENTS

     In keeping with the Company's strategy to grow through pursuing acquisition opportunities within the high-impact color printing industry, on July 11, 1997, the Company acquired all of the outstanding shares of common stock of The Allied Printers ("Allied"). Allied, which is located in Seattle, Washington, is a high-impact color printer servicing customers with sheet fed printing needs. Pursuant to the Stock Purchase Agreement dated July 11, 1997 between Edward R. Whitehead ("Whitehead") and the Company, in addition to other consideration paid to Whitehead, the Company issued 36,531 shares of common stock to Whitehead, the sole shareholder of Allied prior to the acquisition.

     Pursuant to the terms of the Stock Purchase Agreement, the Company is required to file a registration statement on Form S-3 for the Shares issued to Whitehead within ninety days of the closing.


                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Shareholder, as described below. See "Selling Shareholder" and "Plan of Distribution."


                              SELLING SHAREHOLDER

     As of September 12, 1997, Edward R. Whitehead owned 36,531 of the Company's Common Stock. Prior to the acquisition of Allied by the Company, Whitehead was President of Allied and the sole shareholder of the outstanding shares of Allied stock. Prior to the acquisition, Whitehead had no other material relationship with the Company and held no securities of the Company. Pursuant to an Employment Agreement dated July 11, 1997 and executed in conjunction with the Stock Purchase Agreement, Whitehead currently holds the position of General Manager of the GAC/The Allied Printers division of Graphic Arts Center, Inc, a wholly-owned subsidiary of the Company. The Company may amend or supplement this Prospectus from time to time to update the disclosure set forth herein.


                             PLAN OF DISTRIBUTION

     The Shares covered by this Prospectus may be offered and sold from time to time by the Selling Shareholder. The Selling Shareholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholder may sell the Shares being offered hereby on the New York Stock Exchange, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. The Shares may be sold by one or more of the following means of distribution: (a) a block-trade in which the broker-dealer so engaged will attempt to sell Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus; (c) an over-the-counter distribution in accordance with the rules of the New York Stock Exchange; (d) ordinary brokerage transactions and transactions in which the brokers solicit purchasers and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distribution of the Shares or otherwise, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Company's Common Stock in the course of hedging the positions they assume with Selling Shareholder. The Selling Shareholder may also sell the Company Common Stock short and redeliver the shares to close out such short positions. The Selling Shareholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Shares offered hereby, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Shareholder may also pledge Shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged

Shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     In effecting sales, brokers, dealers or agents engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the Selling Shareholder in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Act. The Company will pay all expenses incident to the offering and sale of the Shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

     In order to comply with the securities laws of certain states, if applicable, the Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The Company has agreed with the Selling Shareholder to keep the Registration Statement of which this Prospectus constitutes a part effective until the date on which all of the Shares may immediately be sold to the public without registration pursuant to Rule 144(k) under the Act.


                                 LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by Rothgerber, Appel, Powers & Johnson LLP, Denver, Colorado.


                                    EXPERTS

     The consolidated financial statements and related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

================================================================================

     No dealer, salesperson or any other person has been authorized to give any information or to make any representation other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter or agent. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent thereof.



                               -----------------



                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Available Information......................................................  2
Incorporation of Certain Documents by Reference............................  2
The Company................................................................  3
Recent Developments........................................................  3
Use of Proceeds............................................................  4
Selling Shareholder........................................................  4
Plan of Distribution.......................................................  4
Legal Matters..............................................................  5
Experts....................................................................  5



                                Mail-Well, Inc.



                                 Common Stock



                                ---------------

                              P R O S P E C T U S

                                ---------------




                              September 12, 1997

================================================================================

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS


     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The estimated expenses of the offering (except for SEC filing fees), all of which are to be borne by the Company, are as follows:

               Printing Expenses ..........................     $    1,000
               Accounting Fees and Expenses................          5,000
               Legal Fees and Expense......................          2,500
               SEC Filing Fee..............................            320
                                                                  --------

               TOTAL.......................................     $    8,820
                                                                  ========

     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 7-109-101 et seq. of the Colorado Business Corporation Act empowers a Colorado corporation to indemnify its directors, officers, employees and agents under certain circumstance, as well as providing for the elimination of personal liability of directors and officers of a Colorado corporation for monetary damages.

          Article V of the Articles of Incorporation of the Registrant reads as follows:

          "The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he or she is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign Corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible."

          Article VI of the Articles of Incorporation of the Registrant reads as follows:

          "There shall be no personal liability of a director to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except that said personal liability shall not be eliminated to the Corporation or to the shareholders for monetary damages arising due to any breach of the director's duty of loyalty to the Corporation or to the shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in section 7-108-403, C.R.S., or any transaction from which a director derived an improper personal benefit. Notwithstanding any other provisions herein, personal liability of a director shall be eliminated to the greatest extent possible as is now, or in the future, provided for by law. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification."

     ITEM 16.  EXHIBITS.

          The following Exhibits are filed as a part of this Registration Statement pursuant to Item 601 of Regulation S-K:

          Exhibit
          Number
          ------

           5.1  Legal Opinion of Rothgerber, Appel, Powers & Johnson LLP
          23.1  Consent of Rothgerber, Appel, Powers & Johnson LLP
          23.2  Consent of Deloitte & Touche LLP
          24.1 Power of Attorney (included on the signature page attached to this Registration Statement)


     ITEM 17.  UNDERTAKINGS.

        (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on September 12, 1997.

                           MAIL-WELL, INC.



                           By:  /s/ Gerald F. Mahoney
                                --------------------------------------------
                                Gerald F. Mahoney, Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Paul V. Reilly and Roger Wertheimer and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any one of them, or their or his substitute or substitutes, may lawfully do or causes to be done by virtue hereof.



     Signature                                 Title                                   Date
     ---------                                 -----                                   ----

     /s/  Gerald F. Mahoney                    Chairman of the Board/                  September 12, 1997
     ----------------------------              Chief Executive Officer/Director
     Gerald F. Mahoney

     /s/  Robert J. Terry                      President and CEO                       September 12, 1997
     ----------------------------              American Mail-Well Envelope/
     Robert J. Terry                           Director

     /s/  Paul V. Reilly                       Vice President/                         September 12, 1997
     ----------------------------              Chief Financial Officer
     Paul V. Reilly

           SIGNATURE                          TITLE                  DATE
           ---------                          -----                  ----

     /s/ Frank J. Heverdejs                  Director         September 12, 1997
     -------------------------------
     Frank J. Heverdejs


     /s/ Susan O. Rheney                     Director         September 12, 1997
     -------------------------------
     Susan O. Rheney


     /s/ Frank P. Diassi                     Director         September 12, 1997
     -------------------------------
     Frank P. Diassi


     /s/ J. Bruce Duty                       Director         September 12, 1997
     -------------------------------
     J. Bruce Duty


                                             Director         September 12, 1997
     -------------------------------
     Jerome W. Pickholz


                                             Director         September 12, 1997
     -------------------------------
     W. Thomas Stevens

                               INDEX TO EXHIBITS


      Exhibit No.            Exhibits
      -----------            --------

         5.1     Legal Opinion of Rothgerber, Appel, Powers & Johnson LLP

        23.1     Consent of Rothgerber, Appel, Powers & Johnson LLP

        23.2     Consent of Deloitte & Touche LLP

        24.1 Power of Attorney (attached to the signature page of this Registration Statement)